Media Contact: Mark Polzin (314) 982-1758

EMERSON REPORTS SECOND QUARTER 2012 RESULTS

•	Sales of $5.9 billion increased slightly compared with the prior year
•	Strong sequential profitability improvement from supply chain disruption recovery
•	Earnings per share of $0.74 increased 1 percent over the prior year and 48 percent from the prior quarter

ST. LOUIS, May 1, 2012 – Emerson (NYSE: EMR) today announced that net sales for the second quarter ended March 31, 2012, increased 1 percent to $5.9 billion, with mixed results across businesses and geographies. Underlying sales increased 2 percent and currency translation deducted 1 percent, with the U.S. up 3 percent, Asia up 2 percent, and Europe down 4 percent. Restoration of the supply chain disrupted by Thailand flooding, along with robust global oil and gas investment, drove a strong recovery in Process Management compared with the first quarter. Soft economic conditions in Europe and China, and continued weakness in HVAC, telecommunications, and information technology end markets contributed to the overall slow growth. Operating profit margin of 16.5 percent declined 40 basis points from the prior year but expanded 330 basis points from the first quarter, as the recovery in Process Management drove the sequential improvement. Incremental operating profit leverage of 45 percent from the first to the second quarter supports the expectation for record profitability in 2012. Pretax earnings margin declined 40 basis points from the prior year to 13.8 percent, but expanded 340 basis points sequentially with 43 percent incremental pretax earnings leverage. Earnings per share of $0.74 represented an increase of 1 percent compared with the prior year and 48 percent from the first quarter.

“Operations recovered very well from an exceedingly difficult first quarter. The sequential profitability improvement demonstrated our ability to move beyond the challenges we faced last quarter,” said Chairman and Chief Executive Officer David N. Farr.

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“While trending in the right direction, growth was slow as certain end markets and regions remained under pressure – particularly Europe, China, and Brazil. Underlying growth will accelerate in the second half, but Europe and China will not improve to the degree we expected 90 days ago.”

Business Segment Highlights

Process Management sales grew 13 percent, as strong global oil and gas investment, along with solid chemical industry end markets, continued to drive demand. Underlying sales increased 14 percent and currency translation deducted 1 percent, with the U.S. up 24 percent, Asia up 10 percent, and Europe up 4 percent. Segment margin of 18.3 percent increased 40 basis points from the prior year quarter, primarily driven by volume leverage and cost reductions. The strong results were achieved despite increased costs and other lingering effects from the supply chain disruption that are nearing complete resolution. Recovery of delayed sales should occur by the end of the calendar year. Even with the supply chain restoration, backlog continued to increase as underlying orders, which grew 18 percent excluding unfavorable currency of 4 percent, remained very strong. Process Management is poised for an exceptionally strong second half of 2012 and first half of 2013, as backlog conversion and the restored supply chain will drive robust sales growth and operational leverage.

Industrial Automation sales declined 2 percent during the quarter, as demand among businesses varied. Underlying sales decreased 1 percent and currency translation deducted 1 percent, with the U.S. down 1 percent, Asia down 1 percent, and Europe flat. In the U.S., weakness in the hermetic motors business was driven by the decline in HVAC compressor demand. Strong growth in the electrical distribution and ultrasonic welding businesses was offset by softness in the electrical drives and fluid automation businesses, as well as by continued challenges in the solar and wind energy industries. Segment margin decreased 20 basis points to 15.8 percent, primarily due to volume deleverage, while margin improved 100 basis points sequentially. Higher selling prices offset materials cost increases. We expect improved second half sales and profitability despite weakness in Europe.

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Network Power sales decreased 4 percent, with mixed results across businesses and geographies. Underlying sales declined 3 percent and currency translation deducted 1 percent, with the U.S. down 4 percent, Asia up 3 percent, and Europe down 13 percent. Sales volume in the embedded computing and power business remained below prior year levels, as weakness in telecommunications and information technology end markets persisted and product line rationalization continued. These end market conditions resulted in decreased sales in the telecommunications-related energy systems and infrastructure management businesses as well. Sales in the global uninterruptible power supply and precision cooling business grew slightly, as robust growth in the U.S. and solid growth in Asia offset weakness in Europe and Latin America. Segment margin of 8.6 percent decreased 70 basis points from the prior year, as volume deleverage, unfavorable product mix, higher restructuring expense, and other cost increases were partially offset by cost reductions and materials cost containment. Sequential improvement of 40 basis points positions the business for higher profitability when sales growth resumes. Profitability improved over the prior year quarter in the network power systems business, while the embedded computing and power business – which returned to profitability – reflected lower margin compared to the prior year due to volume deleverage and restructuring.

Climate Technologies sales declined 9 percent during the quarter, as global HVAC industry weakness persisted. Underlying sales also decreased 9 percent, with the U.S. down 11 percent, Asia down 9 percent, and Europe down 12 percent. In the U.S., weak residential demand more than offset solid growth in the commercial air conditioning and refrigeration businesses, but March orders suggest improving trends. Similarly, while sales in China were soft, order trends have turned favorable, and sales growth in broader Asia was strong. Economic conditions in Europe remained weak in the quarter and will likely remain under pressure through 2012. Robust growth in the transportation refrigeration business continued. Segment margin of 17.1 percent decreased 130 basis points, primarily due to volume deleverage, while margin improved 350 basis points sequentially. Higher selling prices offset materials cost increases, but not enough to maintain margin. The orders improvement in the U.S. and

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China supports the outlook for solid sales and profitability performance in the second half of 2012.

Commercial & Residential Solutions sales grew 4 percent in the quarter on broad strength across the segment driven by commercial construction. Underlying sales increased 8 percent and the divestiture of the heating products business deducted 4 percent. Segment margin of 21.0 percent expanded 90 basis points from the prior year quarter, as higher selling prices, cost reductions, and divestiture mix benefit offset materials and other cost increases. Improving residential markets should support continued solid growth in the second half of 2012.

Balance Sheet / Cash Flow

Operating cash flow of $562 million in the quarter decreased 25 percent, primarily due to a decline in earnings and higher investment in working capital related to sales timing, the supply chain disruption in Process Management, and to support the growth outlook for the second half of 2012. Inventory declined in March from a peak in February, and should continue to decrease through the rest of the year. Trade working capital of 18.1 percent of sales declined 100 basis points from the first quarter and will also continue to improve through the second half of 2012 as sales volume accelerates. Continued investments in technology and capacity to support growth drove capital expenditures of $157 million, with resulting free cash flow of $405 million down 35 percent.

“Our pace of aggressive investment in capacity and technology continued in the quarter, consistent with our strategy to pursue long-term growth opportunities despite temporary weakness in certain end markets,” Farr said. “In addition to funding internal growth programs, we acquired two strategic businesses to expand our solutions offerings in Network Power and Climate Technologies. These businesses provide technologies that, when integrated with our existing capabilities, will enhance the value we bring to our customers and create sustainable value for our shareholders.”

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2012 Outlook

Second quarter results continue to support the expectation that Emerson will generate record sales, profitability, and earnings in 2012. Recovery of HVAC, telecommunications, and information technology end markets remains likely, but improvement is occurring at a slower pace than previously expected. Additionally, Europe weakness has persisted, and while orders and sales have improved in China, its economy has been and will remain softer than anticipated. Based on the current end market and economic conditions, the revised 2012 outlook is as follows:

•	Underlying sales and orders growth rates reduced to 3 to 5 percent
•	Reported sales growth 2 to 4 percent
•	Operating profit margin 17.5 to 17.8 percent, and pretax margin 15.0 to 15.3 percent
•	Restructuring expense approximately $125 million
•	Tax rate approximately 32 percent
•	Earnings per share of $3.35 to $3.50
•	Operating cash flow approximately $3.4 to 3.5 billion
•	Capital expenditures approximately $700 million

Upcoming Investor Events

Today at 2:00 p.m. ET (1:00 p.m. CT), Emerson management will discuss the second quarter results during an investor conference call. Interested parties may listen to the live conference call via the Internet by visiting Emerson’s website at www.Emerson.com/financial and completing a brief registration form. A replay of the conference call will remain available for approximately three months after the call.

On Wednesday, May 23, 2012, Emerson Chairman and Chief Executive Officer David N. Farr will present at the Electrical Products Group Conference in Longboat Key, Florida, at 10:00 a.m. ET. The presentation will be posted at the time of the event on Emerson’s website at www.Emerson.com/financial and remain available for approximately three months after the event.

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Forward-Looking and Cautionary Statements

Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

(tables attached)

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TABLE 1

EMERSON AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS

(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended March 31,		Percent
	2011	2012	Change

Net Sales	$5,854	$5,919	1%
Costs and expenses:
Cost of sales	3,548	3,583
SG&A expenses	1,315	1,359
Other deductions, net	101	105
Interest expense, net	57	58
Earnings before income taxes	833	814	(2)%
Income taxes	266	258
Net earnings	567	556	(2)%
Less: Noncontrolling interests in earnings of subsidiaries	11	11
Net earnings common stockholders	$556	$545	(2)%

Diluted avg. shares outstanding	757.3	736.8

Diluted earnings per common share	$0.73	$0.74	1%

	Quarter Ended March 31,
	2011	2012
Other deductions, net
Amortization of intangibles	$64	$57
Rationalization of operations	16	31
Other	40	22
Gains, net	(19)	(5)
Total	$101	$105

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TABLE 2

EMERSON AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS

(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Six Months Ended March 31,		Percent
	2011	2012	Change

Net Sales	$11,389	$11,228	(1)%
Costs and expenses:
Cost of sales	6,920	6,837
SG&A expenses	2,626	2,713
Other deductions, net	179	195
Interest expense, net	118	116
Earnings before income taxes	1,546	1,367	(12)%
Income taxes	488	430
Net earnings	1,058	937	(11)%
Less: Noncontrolling interests in earnings of subsidiaries	22	21
Net earnings common stockholders	$1,036	$916	(12)%

Diluted avg. shares outstanding	757.7	737.5

Diluted earnings per common share	$1.36	$1.24	(9)%

	Six Months Ended March 31,
	2011	2012
Other deductions, net
Amortization of intangibles	$131	$115
Rationalization of operations	33	54
Other	37	33
Gains, net	(22)	(7)
Total	$179	$195

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TABLE 3

EMERSON AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended March 31,
	2011	2012
Assets
Cash and equivalents	$1,593	$2,153
Receivables, net	4,231	4,319
Inventories	2,324	2,402
Other current assets	650	670
Total current assets	8,798	9,544
Property, plant & equipment, net	3,303	3,449
Goodwill	8,905	8,866
Other intangible assets	2,146	1,936
Other	383	339

Total assets	$23,535	$24,134

Liabilities and Equity
Short-term borrowings and current maturities of long-term debt	$771	$1,828
Accounts payables	2,463	2,419
Accrued expenses	2,582	2,500
Income taxes	118	178
Total current liabilities	5,934	6,925
Long-term debt	4,353	4,018
Other liabilities	2,443	2,536
Total equity	10,805	10,655

Total liabilities and equity	$23,535	$24,134

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TABLE 4

EMERSON AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(DOLLARS IN MILLIONS, UNAUDITED)

	Six Months Ended March 31,
	2011	2012
Operating Activities
Net earnings	$1,058	$937
Depreciation and amortization	435	406
Changes in operating working capital	(447)	(482)
Other	29	35
Net cash provided by operating activities	1,075	896

Investing Activities
Capital expenditures	(208)	(287)
Purchases of businesses, net of cash and equivalents acquired	(186)	(167)
Other	(33)	(43)
Net cash used in investing activities	(427)	(497)

Financing Activities
Net increase in short-term borrowings	107	891
Principal payments on long-term debt	(54)	(249)
Dividends paid	(522)	(588)
Purchases of treasury stock	(176)	(329)
Other	(33)	(29)
Net cash used in financing activities	(678)	(304)

Effect of exchange rate changes on cash and equivalents	31	6

Increase in cash and equivalents	1	101

Beginning cash and equivalents	1,592	2,052

Ending cash and equivalents	$1,593	$2,153

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TABLE 5

EMERSON AND SUBSIDIARIES

SEGMENT SALES AND EARNINGS

(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended March 31,
	2011	2012
Sales
Process Management	$1,653	$1,869
Industrial Automation	1,308	1,284
Network Power	1,616	1,549
Climate Technologies	1,014	926
Commercial & Residential Solutions	455	475
	6,046	6,103
Eliminations	(192)	(184)
Net Sales	$5,854	$5,919

Earnings
Process Management	$296	$341
Industrial Automation	210	203
Network Power	150	134
Climate Technologies	187	158
Commercial & Residential Solutions	91	100
	934	936
Differences in accounting methods	56	55
Corporate and other	(100)	(119)
Interest expense, net	(57)	(58)
Earnings before income taxes	$833	$814

Rationalization of operations
Process Management	$2	$4
Industrial Automation	5	4
Network Power	5	16
Climate Technologies	2	4
Commercial & Residential Solutions	2	3
	$16	$31

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TABLE 6

EMERSON AND SUBSIDIARIES

SEGMENT SALES AND EARNINGS

(DOLLARS IN MILLIONS, UNAUDITED)

	Six Months Ended March 31,
	2011	2012
Sales
Process Management	$3,195	$3,396
Industrial Automation	2,518	2,513
Network Power	3,285	3,044
Climate Technologies	1,824	1,659
Commercial & Residential Solutions	901	932
	11,723	11,544
Eliminations	(334)	(316)
Net Sales	$11,389	$11,228

Earnings
Process Management	$586	$531
Industrial Automation	395	385
Network Power	332	256
Climate Technologies	310	258
Commercial & Residential Solutions	184	197
	1,807	1,627
Differences in accounting methods	109	104
Corporate and other	(252)	(248)
Interest expense, net	(118)	(116)
Earnings before income taxes	$1,546	$1,367

Rationalization of operations
Process Management	$4	$9
Industrial Automation	10	8
Network Power	10	26
Climate Technologies	6	6
Commercial & Residential Solutions	3	5
	$33	$54

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TABLE 7

Reconciliations of Non-GAAP Financial Measures

The following reconciles Non-GAAP measures with the most directly comparable GAAP measure (dollars in millions):

Forecast 2012 Net Sales
Underlying Sales (Non-GAAP)	+3% to +5%
Acq./Div./Currency	~(1)%
Net Sales	+2% to +4%

Forecast 2012 Operating Profit
Operating Profit Margin % (Non-GAAP)	17.5 to 17.8%
Interest Expense and Other Deductions, Net %	~(2.5)%
Pretax Earnings Margin %	15.0 to 15.3%

				Q2 vs.
				Q1 2012
	Q2 2011	Q1 2012	Q2 2012	Leverage*
Net Sales	$5,854	$5,309	$5,919	$610

Operating Profit
Operating Profit (Non-GAAP)	$991	$701	$977	$276
Operating Profit Margin % (Non-GAAP)	16.9%	13.2%	16.5%	45.2%
Other Deductions, Net	101	90	105	15
Interest Expense, Net	57	58	58	-
Pretax Earnings	$833	$553	$814	$261
Pretax Earnings Margin %	14.2%	10.4%	13.8%	42.8%

Cash Flow
Operating Cash Flow	$753		$562
Capital Expenditures	(126)		(157)
Free Cash Flow (Non-GAAP)	$627		$405

*Operating profit and pretax earnings leverage is the change in operating profit or pretax earnings between the relevant periods divided by the change in net sales for those periods.

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